Exhibit 10.4

                           TECO ENERGY, INC.
                      1996 EQUITY INCENTIVE PLAN

                      Restricted Stock Agreement


     TECO Energy, Inc. (the "Company") and Robert D. Fagan (the "Grantee") have entered into this Restricted Stock Agreement (the "Agreement") dated May 24, 1999 under the Company's 1996 Equity Incentive Plan (the "Plan"). Capitalized terms not otherwise defined herein have the meanings given to them in the Plan.

     1. Grant of Restricted Stock. Pursuant to the Plan and subject to the terms and conditions set forth in this Agreement, the Company hereby grants, issues and delivers to the Grantee 14,015 shares of its Common Stock (the "Restricted Stock").

     2.   Restrictions  on  Stock.    Until the restrictions terminate
under Section 3, unless otherwise determined by the Committee:

          (a) the Restricted Stock may not be sold, assigned, pledged or transferred by the Grantee; and

          (b) all shares of Restricted Stock will be forfeited and returned to the Company if the Grantee ceases to be an employee of the Company or any business entity in which the Company owns directly or indirectly 50% or more of the total voting power or has a significant financial interest as determined by the Committee (an "Affiliate").

     3. Termination of Restrictions. The restrictions on all shares of Restricted Stock will terminate on the earliest to occur of the following events:

          (a)  the Grantee's death;

          (b) the termination of Grantee's employment with the Company or any Affiliate because of a disability that would entitle the Grantee to benefits under the long-term disability benefits program of the Company for which the Grantee is eligible, as determined by the Committee;

          (c) the termination by the Company or any Affiliate of Grantee's employment other than for Cause as determined by the
Committee. "Cause" means (i) willful and continued failure of the Grantee to substantially perform his duties with the Company or such Affiliate (other than by reason of physical or mental illness) after written demand specifically identifying such failure is given to the Grantee by the Company, or (ii) willful conduct by the Grantee that is demonstrably and materially injurious to the Company. For purposes of this subsection, "willful" conduct requires an act, or failure to act,

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that  is  not in good faith and that is without reasonable belief that the action or omission was in the best interest of the Company or the Affiliate. Notwithstanding the foregoing, the Grantee shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to him a copy of a resolution duly adopted by the affirmative vote of not less than three quarters (3/4) of the entire membership of the Board of Directors at a meeting of the Board of Directors called and held for such purpose (after reasonable notice to the Grantee and an opportunity for him, together with his counsel, to be heard before the Board of Directors), finding that in the the good faith opinion of the Board of Directors the Grantee was guilty of conduct set forth above in this subsection and specifying the particulars thereof in detail;

          (d) the Grantee's attainment of the age at which benefits are payable under the TECO Energy Group Retirement Plan or any successor thereto without reduction for commencement of benefits before normal retirement age, or any earlier date that the Committee determines will constitute a normal retirement for purposes of this Agreement;

          (e)  upon  a  Change  in  Control.    For  purposes  of this
Agreement, a "Change in Control" means a change in control of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), whether or not the Company is in fact required to comply therewith; provided, that, without limitation, such a Change in Control shall be deemed to have occurred if:

               (1) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities;

               (2) during any period of twenty-four (24) consecutive months (not including any period prior to the date of this Agreement), individuals who at the beginning of such period constitute the Board of Directors of the Company and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in subsections (1), (3) or (4) of this Section 3(e)) whose election by the Board of Directors of the Company or nomination for election by the shareholders of the Company was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof;


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               (3)       t h e re   is   consummated   a   merger   or
consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (i) a merger or consolidation resulting in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 65% of the combined voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation or
(ii)   a   merger   or   consolidation   effected   to   implement   a
recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined) acquires 30% or more of the combined voting power of the Company's then outstanding securities; or

               (4) the shareholders of the Company approve a plan of complete liquidation of the Company or there is consummated the sale or disposition by the Company of all or substantially all of the Company's assets;

          (f) January 2, 2000, if the Grantee has not become Chairman of the Board of the Company by that date; or

          (g)  the fifth anniversary of the date of this Agreement.

     4. Rights as Shareholder. Subject to the restrictions and other limitations and conditions provided in this Agreement, the Grantee as owner of the Restricted Stock will have all the rights of a shareholder, including but not limited to the right to receive all dividends paid on, and the right to vote, such Restricted Stock.

     5. Stock Certificates. Each certificate issued for shares of Restricted Stock will be registered in the name of the Grantee and deposited by the Grantee, together with a stock power endorsed in blank, with the Company and will bear a legend in substantially the following form:

          THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS, CONDITIONS AND RESTRICTIONS (INCLUDING RESTRICTIONS ON TRANSFER AND FORFEITURE PROVISIONS) CONTAINED IN AN AGREEMENT BETWEEN THE REGISTERED OWNER AND TECO ENERGY, INC. A COPY OF SUCH AGREEMENT WILL BE FURNISHED TO THE HOLDER OF THIS CERTIFICATE UPON WRITTEN REQUEST AND WITHOUT CHARGE.

     Upon the termination of the restrictions imposed under this Agreement as to any shares of Restricted Stock deposited with the Company hereunder, the Company will return to the Grantee (or to such Grantee's legal representative, beneficiary or heir) certificates, without such legend, for such shares.

     6. Notice of Election Under Section 83(b). If the Grantee makes an election under Section 83(b) of the Internal Revenue Code of 1986, as amended, he will provide a copy thereof to the Company within thirty days of the filing of such election with the Internal Revenue

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Service.

     7. Withholding Taxes. The Grantee will pay to the Company, or make provision satisfactory to the Committee for payment of, any taxes required by law to be withheld in respect of the Restricted Stock no later than the date of the event creating the tax liability. In the Committee's discretion, such tax obligations may be paid in whole or in part in shares of Common Stock, including the Restricted Stock, valued at fair market value on the date of delivery. The Company and its Affiliates may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the Grantee.

     8. The Committee. Any determination by the Committee under, or interpretation of the terms of, this Agreement or the Plan will be final and binding on the Grantee.

     9.   Limitation  of  Rights.    The Grantee will have no right to
continued employment by virtue of this grant of Restricted Stock.

     10. Amendment. The Company may amend, modify or terminate this Agreement, including substituting another Award of the same or a different type and changing the date of realization, provided that the Grantee's consent to such action will be required unless the action, taking into account any related action, would not adversely affect the Grantee.

     11.  Governing  Law.    This  Agreement  will  be governed by and
interpreted in accordance with the laws of Florida.



                                   TECO ENERGY, INC.


                             By:  /s/ G. F. Anderson
                                   G. F. Anderson
                                   Chairman of the Board



                                   /s/ Robert D. Fagan
                                   Robert D. Fagan












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